EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, in his capacity as an officer of GREEN HYGIENICS HOLDINGS INC. (the “Company”), for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Company’s Annual Report on Form 10-K for the period ended July 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 18, 2021

/s/ Ron Loudoun
Ron Loudoun
President and Chief Executive Officer
(principal executive officer)

/s/ Todd Mueller
Todd Mueller
Chief Financial Officer
(principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Green Hygienics Holdings Inc. and will be retained by Green Hygienics Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.